Exhibit 99.1

News Release

TC PipeLines, LP and TC Energy complete merger

CALGARY, Alberta – March 3, 2021 – News Release – TC Energy Corporation (TSX, NYSE: TRP) (TC Energy), and TC PipeLines, LP (NYSE:TCP) (TCP) today announced that they have completed the previously announced merger (the Merger) pursuant to an Agreement and Plan of Merger dated December 14, 2020. The Merger resulted in TC Energy acquiring all of the outstanding publicly-held common units of TCP and TCP becoming an indirect, wholly owned subsidiary of TC Energy.

“We are pleased to have received majority unitholder approval of the merger of TC PipeLines into TC Energy,” said François Poirier, TC Energy’s President and Chief Executive Officer. “The merger will simplify and streamline our corporate structure and increase TC Energy’s ownership in its core portfolio of critical energy infrastructure.”

Effective today, TCP unitholders are entitled to receive 0.70 common shares of TC Energy for each TCP common unit held.

Also effective today, the TCP common units will no longer be listed for trading on the New York Stock Exchange (NYSE). Common shares of TC Energy will continue to trade on both the NYSE and the Toronto Stock Exchange under the symbol TRP.

Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements generally include statements regarding the potential transaction between TC Energy and TC PipeLines, including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction, the expected benefits of the potential transaction, projected financial information, future opportunities, and any other statements regarding TC Energy’s and TC PipeLines’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “forecasts,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “may,” “could,” “should,” “will,” “outlook,” “objectives,” “strategies,” “opportunities,” “poised,” “potential” and similar expressions. All such forward-looking statements are based on current expectations of TC Energy’s and TC PipeLines’s management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Key factors that could cause actual results to differ materially from those projected in the forward-looking statements include the ability to obtain the requisite TC PipeLines unitholder approval; uncertainties as to the timing to consummate the potential transaction; the risk that a condition to closing the potential transaction may not be satisfied; the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated by the parties; the effects of disruption to TC Energy’s or TC PipeLines’s respective businesses; the effect of this communication on the price of TC Energy’s common shares or TC PipeLines’s common units; the effects of industry, market, economic, political or regulatory conditions outside of TC Energy’s or TC PipeLines’s control; transaction costs; TC Energy’s ability to achieve the benefits from the proposed transaction; and the diversion of management time on transaction-related issues. Other important factors that could cause actual results to differ materially from those in the forward-looking statements are: the impact of downward changes in oil and natural gas prices, including any effects on the creditworthiness of shippers or the availability of natural gas in a low oil price environment; the impact of litigation and other opposition proceedings on the ability to begin work on projects and the potential impact of an ultimate court or administrative ruling to a project schedule or viability; uncertainty surrounding the impact of global health crises that reduce commercial and economic activity, including the recent outbreak of the COVID-19 virus, and the potential impact on the respective businesses of TC Energy and TC PipeLines; the potential disruption or interruption of operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the parties’ control; and the potential liability resulting from pending or future litigation. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. TC PipeLines assumes no obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Additional factors that could cause results to differ materially from those described above can be found in TC PipeLines’s most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K all of which are available on TC PipeLines’s website at https://www.tcpipelineslp.com/investors/reports-and-filings/ and on the SEC’s website at http://www.sec.gov, and in TC Energy’s most recent Annual Report on Form 40-F, as it may be updated from time to time by current reports on Form 6-K all of which are available on TC Energy’s website at https://www.tcenergy.com/investors/reports-and-filings/ and on the SEC’s website at http://www.sec.gov.

About TC PipeLines, LP

TC PipeLines, LP is a Delaware master limited partnership with interests in eight federally regulated U.S. interstate natural gas pipelines which serve markets in the Western, Midwestern and Northeastern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TC Energy Corporation (NYSE: TRP). For more information about TC PipeLines, LP, visit the Partnership’s website at www.tcpipelineslp.com.

Media Inquiries:

Jaimie Harding/Hejdi Carlsen

403.920.7859 or 800.608.7859

Unitholder and Analyst Inquiries:

Rhonda Amundson

877.290.2772

investor_relations@tcpipelineslp.com